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                                                             EXHIBIT 23(b)



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 25, 1999 with respect to the financial statements of Sundstrand Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, incorporated by reference in the Registration Statement (Form S-3) and related prospectus of United Technologies Corporation for the registration of $1,000,000,000 of debt securities, debt warrants, currency warrants and stock-index warrants.


/s/ ERNST & YOUNG LLP

Chicago, Illinois
July 15, 1999